TROIKA MEDIA GROUP, INC. February 13, 2023 Sadiq (Sid) Toama By Hand Re: Employment Agreement Amendments Dear Sid, Reference is made to that certain Executive Employment Agreement by and between you and Troika Media Group, Inc. (the “Company”), dated as of January 1, 2022 (the “Employment Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement. This letter is intended to set forth our mutual agreement with respect to certain amendments to the Employment Agreement. From and after the date hereof, your annual Base Salary shall be increased to seven hundred fifty thousand dollars ($750,000). Further, on the first payroll date of the Company that occurs at least three (3) business days following the date hereof, you will be paid a lump sum cash payment in an amount equal to the difference between (i) the Base Salary that you would have received during the period from January 1, 2023 until the date hereof had your annual Base Salary been seven hundred fifty thousand dollars ($750,000) during such period, and (ii) the actual Base Salary paid to you in respect of such period. Also, your Car Allowance, as set forth Section 3(h) of the Employment Agreement shall, from and after January 1, 2023, be increased to three thousand dollars ($3,000) per month. Sections 1(a), 3(a)(ii) and 14 of the Employment Agreement shall be amended and restated as set forth on Exhibit A attached hereto. Additionally, subject to your continuous employment through the consummation of the Triggering Event (as defined below), you will be entitled to a one-time cash bonus (the “Retention Bonus”) in an amount equal to the Retention Bonus Amount (as defined below), such amount to be payable on the first regularly scheduled payroll date of the Company on or immediately following the consummation of the Triggering Event. Notwithstanding the foregoing, in the event that your employment is terminated by the Company other than for Cause or if you terminate your employment for Good Reason, in each case, prior to the consummation of the Triggering Event, then, in addition to any severance payable pursuant to Section 4(d) of the Employment Agreement and subject to (x) your execution of a general release and/or termination agreement satisfactory to the Company, and (y) such general release and/or termination agreement becoming effective, the Company will pay you an amount equal to the Retention Bonus Amount on the first regularly scheduled payroll date of the Company that is at least three (3) business days following the effective date of the general release and/or termination agreement. For purposes of this paragraph, the following terms will have the meanings set forth below: DocuSign Envelope ID: EB307D91-C79F-45A6-A14B-6F884E26F3F7

61055648.6 - 2 -  “Financing Transaction” shall mean the consummation of a refinancing, refunding or restructuring of the debt payable pursuant to that certain Financing Agreement dated as of March 21, 2022 (as amended, supplement or modified from time to time, and including any prior restatements, renewals, refunding or refinancing thereof, the “Financing Agreement”) by and among the Company, each subsidiary of the Company listed as a “Guarantor” on the signature pages of the Financing Agreement, the lenders party thereto, and Blue Torch Finance LLC, as collateral agent and administrative agent for the lenders; provided, that the maturity date of such refinanced, refunded or restructured debt is at least twelve (12) months after the date on which such refinancing, refunding or restructuring is consummated.  “Retention Bonus Amount” shall mean (i) two million two hundred fifty thousand dollars ($2,250,000) if the Triggering Event is a Change of Control, or (ii) one million five hundred thousand dollars ($1,500,000) if either (x) the Triggering Event is (a) a Financing Transaction, or (b) February 10, 2024, or (y) payment is triggered as a result of your employment being terminated by the Company other than for Cause or you terminating your employment for Good Reason, in each case, prior to the consummation of the Triggering Event.  “Triggering Event” shall mean the earliest to occur of (i) the consummation of the first Change of Control to occur following the date hereof, (ii) the consummation of a Financing Transaction, and (iii) February 10, 2024. Finally, by signing below, you acknowledge and agree that, notwithstanding anything in the Employment Agreement or otherwise to the contrary, your opportunity to earn the Retention Bonus will be in lieu of any opportunity to earn an annual bonus (including pursuant to Section 3(a)(ii) of the Employment Agreement (as amended in Exhibit A attached hereto)) in respect of the period commencing on January 1, 2023 and ending on the earlier of (i) the consummation of a Triggering Event, and (ii) December 31, 2023. For the avoidance of doubt, you shall be eligible to receive an annual bonus in respect of the portion of the 2023 calendar year, if any, following the consummation of a Triggering Event, with your target bonus for such period being prorated to reflect the portion of the year remaining after the consummation of such Triggering Event and the applicable performance metrics for such period being determined by the Compensation Committee in consultation with you promptly following the consummation of such Triggering Event. Except as explicitly modified by this letter, the remainder of the Employment Agreement shall remain in full force and effect in accordance with its terms. This letter shall be deemed to be a part of the Employment Agreement for all purposes from and after the date hereof. * * * [The remainder of this page is intentionally left blank.] DocuSign Envelope ID: EB307D91-C79F-45A6-A14B-6F884E26F3F7

61055648.6 - 3 - Please confirm that the foregoing accurately reflects our mutual agreement with respect to the amendments to the Employment Agreement described herein by signing below and returning a copy of this letter to my attention on or prior to the close of business on February 18, 2023. Sincerely, TROIKA MEDIA GROUP, INC. By: _________________________ Name: Erica Naidrich Title: Chief Financial Officer Acknowledged and agreed to as of this 13th day of February 2023 by: _________________________ Sadiq (Sid) Toama DocuSign Envelope ID: EB307D91-C79F-45A6-A14B-6F884E26F3F7

61055648.6 - 4 - Exhibit A 1. Section 1(a) of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the following: “(a) Positions; Duties. During the Employment Term (as defined in Section 2), the Company shall employ Executive as the Chief Executive Officer of the Company. Executive shall report to the Board of Directors of the Company. The Executive shall have and perform such duties as are consistent with the Executive’s experience, expertise and position as shall be assigned to the Executive from time to time. and such other duties as may be assigned to Executive by the Board of Directors that are consistent with Executive’s position as Chief Executive Officer of the Company.” 2. Section 3(a)(ii) of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the following: “(ii) Annual Bonus. Executive shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year during the Term (the “Annual Bonus”). The target Annual Bonus for each fiscal year shall be 200% of Executive’s Base Salary, with the actual Annual Bonus payable being based upon the level of achievement of annual Company and individual performance objectives for such fiscal year, as determined by the Compensation Committee and communicated to Executive. The Annual Bonus shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company subject to Executive’s continuous employment through the payment date except as otherwise provided for in this Agreement.’ 3. Section 14 of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the following: “If to the Company: Troika Media Group, Inc. Attn: General Counsel 25 West 39th Street New York, NY 10018 With a copy to (such copy shall not be considered notice hereunder): Willkie Farr & Gallagher LLP Attn: Brian Lennon, Esq. 787 Seventh Avenue New York, NY 10019 If to Employee: Sid Toama 100 Stone Bridge Lane Bedford Hills, NY 10507” DocuSign Envelope ID: EB307D91-C79F-45A6-A14B-6F884E26F3F7